SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2011

SupportSave Solutions, Inc.
(Exact name of registrant as specified in its charter)

NV	333-143901	98-0534639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 W. Big Beaver, Suite 650 Troy, Michigan	48084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248-430-4300

11132 Ventura Blvd, Ste #420, Studio City, CA 91604 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

On May 18, 2011, the board of directors held a meeting and voted unanimously to terminate for cause and without compensation, our Chief Executive Officer and Treasurer, Aina Dumlao. We provided written notice to Ms. Dumlao informing her that her employment with our company pursuant to her Employment Agreement, dated as of November 3, 2010 and as amended March 10, 2011, was terminated for “Cause” as defined in Article IV, Section 5.02(b) of the Employment Agreement.

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The Employment Agreement provides that Ms. Dumlao was to be paid a base salary of $115,000 per annum, an initial signing bonus of $15,000, and discretionary bonuses based on her services as determined by our board of directors.  Ms. Dumlao was also eligible to receive health and life insurance benefits, paid vacation, reimbursements for expenses, a training allowance of $5,000 per year, and the right to participate in benefit plans available to other key executives.

The Employment Agreement provides for payment of compensation accrued through the date of termination upon Ms. Dumlao’s termination for “Cause.” We intend to compensate Ms. Dumlao according to the terms of the Employment Agreement.

A copy of the Employment Agreement is attached as Exhibit 10.1 to the Current Report on Form 8-K we filed with the Securities and Exchange Commission on November 3, 2010 and as amended and attached as Exhibit 10.1 to the Current Form 8-K filed with the Securities and Exchange Commission on March 10, 2011, and are incorporated herein by reference. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.02 above is herein incorporated by reference.

On May 18, 2011, our board of directors simultaneously terminated Ms. Dumlao and appointed Christopher Johns to act as Chief Executive Officer. Prior to his appointment Mr. Johns served as our President. He will continue to serve as our President.

We have an employment agreement with Mr. Johns in connection with his position as President and was filed in the Current Report on Form 8-K with the Securities and Exchange Commission on November 3, 2010 and amended and filed as Exhibit 10.2 on March 8, 2011.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 18, 2011, the Company’s Bylaws were amended to formally include the position and responsibilities of our Chief Executive Officer. The Company’s Amended and Restated Bylaws are included in the Current Report as Exhibit 3.1.

Item 8.01 Other Events

On May 18, 2011, the board voted unanimously in favor of closing the Los Angeles office and moving to a new location in Michigan. Effective May 18, 2011, the new corporate address is: 801 W. Big Beaver, Suite 650, Troy, Michigan, 48084. We do not have a lease agreement at this time. Our board member and communications director, Richard Halprin is providing the office space free of charge at this time.

Item 9.01 Financial Statements and Exhibits

Exhibit 3.1 Amended and Restated Bylaws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SupportSave Solutions, Inc.

/s/ Christopher Johns

Christopher Johns

Chief Executive Officer

Date: May 19, 2011

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